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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 21, 2005


                  The Smith & Wollensky Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)




           Delaware                       001-16505              58-2350980
State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

           1114 First Avenue                                  10021
           New York, New York                               (Zip Code)
(Address of principal executive offices)

                                 (212) 838-2061
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

On March 21, 2005, S&W of Las Vegas, L.L.C., a wholly owned subsidiary (the "Subsidiary") of The Smith & Wollensky Restaurant Group, Inc. entered into a Contract of Sale (the "Agreement") with Metroflag SW, LLC (the "Buyer") pursuant to which, simultaneously upon closing, (i) the Subsidiary will assign to the Buyer its existing ground lease (the " Existing Lease") in respect of the property located at 3767 Las Vegas Boulevard South, Las Vegas, Nevada (the "Property"), (ii) the Buyer will purchase the Property pursuant to an option contained in the Existing Lease and (iii) the Subsidiary will lease the Property from the Buyer in accordance with the terms of a lease-back lease (the "New Lease"). The aggregate purchase price is expected to equal $30,000,000, payable as follows: (a) approximately $10,700,000 to the existing fee owner/ground lessor of the Property, and (b) the difference between $30,000,000 and the amount payable to the fee owner/ground lessor of the Property to the Subsidiary (approximately $19,300,000). The Subsidiary expects to receive net proceeds from the transactions equal to approximately $19,100,000 (before taxes) and is required to use approximately $8,700,000 of the net proceeds from the transactions to repay existing indebtedness.

The New Lease will have a 40 year term and require the Subsidiary to pay a negotiated rent, subject to certain increases over time. The Agreement contains, and the New Lease is expected to contain, representations, warranties, covenants and indemnities that are typical for transactions of this kind. Although the transactions are expected to close during the quarter ending July 4, 2005, the transactions are subject to a number of closing conditions and there can be no assurance that the transactions will be consummated.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Smith & Wollensky Restaurant Group, Inc.



                                    By:  /s/ Alan M. Mandel
                                         ---------------------------------------
                                         Alan M. Mandel
                                         Chief Financial Officer, Executive Vice
                                         President of Finance, Treasurer and
                                         Secretary


Date:   March 24, 2005